Exhibit 10.3


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                           STOCK PURCHASE AGREEMENT

                                    between

                        CARRAMERICA REALTY CORPORATION

                                      and

                       RECKSON SERVICE INDUSTRIES, INC.



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                         Dated as of January 20, 2000

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




                           STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT dated as of January 20, 2000, by and among CarrAmerica Realty Corporation, a Maryland corporation ("CarrAmerica" or "Seller"), and any additional stockholders who become parties to this Agreement pursuant to Section 24 hereof, on the one hand, and Reckson Service Industries, Inc., a Delaware corporation (the "Buyer"), on the other hand.

         WHEREAS, Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, a total of 4,226,116 shares of nonvoting common stock, par value $.01 per share (the "Non-Voting Common Stock"), of HQ Global Workplaces Inc., a Delaware corporation (the "Company") for an amount in cash equal to $35.13 per share (such amount, as recalculated at Closing pursuant to Annex A, the "Consideration"), such number of shares of Non-Voting Common Stock being subject to adjustment as hereinafter provided.

         WHEREAS, simultaneously with the execution and delivery of this Agreement, (i) HQ and CarrAmerica, on the one hand, and VANTAS Incorporated, a Nevada Corporation ("VANTAS"), and Buyer, on the other hand, have entered into an Agreement and Plan of Merger (the "Merger Agreement") that provides for the merger, subject to and upon the terms and conditions set forth therein, of VANTAS with and into the Company immediately prior to the closing of the transactions contemplated hereby and (ii) CarrAmerica and VANTAS have entered into that certain Stock Purchase Agreement providing for the acquisition, subject to and upon the terms and conditions set forth therein, of certain shares of nonvoting common stock of OmniOffices (UK) Limited ("Omni UK") and OmniOffices (Lux) 1929 Holding Company S.A. ("LuxCo") owned by CarrAmerica and certain promissory notes evidencing loans made by CarrAmerica to Omni UK and LuxCo simultaneously with the closing of the transactions contemplated hereby.

         WHEREAS, capitalized words and phrases used but not otherwise defined herein shall have the meanings ascribed to them under the Merger Agreement.

         Accordingly, the Seller and the Buyer hereby agree as follows:

         1. Purchase and Sale of the Shares. On the terms and subject to the conditions of this Agreement, Seller shall sell, transfer and deliver or cause to be sold, transferred and delivered to the Buyer, and the Buyer shall purchase from Seller, free and clear of all liens, charges, claims, rights and encumbrances of any kind, the number of shares of Non-Voting Common Stock set forth opposite Seller's name on Exhibit A attached hereto (for Seller, such number of shares being Seller's "Shares") for the Consideration, payable as set forth below in Section 2.

         2. Closing. The closing (the "Closing") of the purchase and sale of the Shares shall be held at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048, immediately after and on the same date as the Closing under the Merger Agreement, subject to the satisfaction or waiver of the conditions set forth in Section 8 hereof. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date." At the Closing,
(i) the Buyer shall deliver to Seller, by wire transfer to a bank account designated in writing by Seller at least two business days prior to the Closing Date, immediately available funds in an amount equal to the product of the Consideration and the number of Seller's Shares, subject to adjustment as hereinafter provided, and (ii) Seller shall deliver or cause to be delivered to the Buyer one or more certificates representing Seller's Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed.

         3. Recalculation of Number of Shares and Consideration. Notwithstanding anything to the contrary contained herein, at the Closing and as of the Closing Date, the number of Shares to be sold in the aggregate by the Seller and each additional stockholder who becomes a party hereto pursuant to Section 24 and the Consideration shall be adjusted in accordance with Annex A.

         4. Representations and Warranties of Seller. Seller hereby represents and warrants to the Buyer as follows:

              (a) Organization and Standing. Seller is duly organized, validly existing and in good standing under the laws of its state of organization; has all requisite corporate power and authority necessary to carry on its business as presently conducted and to enable it to own, lease or otherwise hold its properties and assets; and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties or assets makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of Seller and its subsidiaries, taken as a whole (a "Seller Material Adverse Effect").

              (b) Authority. Seller has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken by Seller to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms except insofar as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights generally including such general equity principles as may apply in the enforcement of creditors' rights.

              (c) Ownership of Capital Stock of the Company; the Shares. (i) Seller is the record and beneficial owner of the number of Shares set forth opposite Seller's name on Exhibit A hereto. Seller has good and valid title to Seller's Shares, in each case free and clear of any liens, charges, claims, rights or encumbrances of any kind, except as may have been created by the Buyer.

                   (ii) Assuming the Buyer is a "bona fide purchaser" within the meaning of the Uniform Commercial Code of the State of New York, upon delivery to the Buyer at the Closing of certificates representing such Shares, duly endorsed by Seller for transfer to the Buyer, and upon the Seller's receipt of the Consideration, good and valid title to such Shares will pass to the Buyer, free and clear of any liens, charges, claims, rights or encumbrances of any kind except as may have been created by the Buyer. Other than (i) this Agreement, (ii) the Amended and Restated Stockholders Agreement dated as of September 29, 1998 by and among the Company, Seller and certain other stockholders of the Company (the "Existing Stockholders Agreement") and
(iii) the Stockholders Agreement to be executed in connection with the Closing hereunder, none of the Shares are subject to any agreement, contract, commitment, understanding or arrangement, including any such agreement, contract, commitment, understanding or arrangement restricting or otherwise relating to the voting, dividend rights or disposition of the Shares.

              (d) No Conflicts; Consents. The execution and delivery of this Agreement by Seller does not, and the consummation of the transactions contemplated hereby and compliance by Seller with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien, charge or encumbrance of any kind upon any of the Shares being sold by Seller under, any provision of (i) the articles of incorporation or by-laws or equivalent organizational document of Seller, (ii) except for the Existing Stockholders Agreement, which shall have been terminated by the Effective Time, any material note, bond, mortgage, indenture, deed of trust, loan document, license, lease, contract, commitment, agreement or arrangement to which Seller is a party or by which Seller or any of its properties or assets is bound or
(iii) any judgment, order or decree, or statute, law, ordinance, rule or regulation, applicable to Seller or any of its properties or assets. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any national securities or commodities exchange or other regulatory or self-regulatory body or association (a "Governmental Entity") is required to be obtained or made by or with respect to such Seller in connection with the execution, delivery and performance of this Agreement by such Seller or the consummation of the transactions contemplated hereby, other than compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), if applicable.

         5. Representations and Warranties of the Buyer. The Buyer hereby represents and warrants to the Seller as follows:

              (a) Organization and Standing. The Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware; has all requisite power and authority necessary to carry on its business as presently conducted and to enable it to own, lease or otherwise hold its properties and assets; and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties or assets makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Buyer and its Subsidiaries, taken as a whole (a "Buyer Material Adverse Effect").

              (b) Authority. The Buyer has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken by the Buyer to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by the Buyer and constitutes a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms except insofar as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights generally including such general equity principles as may apply in the enforcement of creditors' rights.

              (c) No Conflicts; Consents. The execution and delivery of this Agreement by the Buyer does not, and the consummation of the transactions contemplated hereby and compliance by the Buyer with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien, charge or encumbrance of any kind upon any of the properties or assets of the Buyer under, any provision of (i) the certificate of incorporation or by-laws of the Buyer, (ii) any material note, bond, mortgage, indenture, deed of trust, loan document, license, lease, contract, commitment, agreement or arrangement to which the Buyer is a party or by which it or any of its properties or assets is bound or (iii) any judgment, order or decree, or statute, law, ordinance, rule or regulation, applicable to the Buyer or any of its properties or assets. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Buyer in connection with the execution, delivery and performance of this Agreement by the Buyer or the consummation of the transactions contemplated hereby, other than compliance with and filings under the HSR Act.

         6. Covenants of the Seller.


              (a) Seller agrees that (other than pursuant to the Merger Agreement) it shall not, and shall not agree to, (i) sell, assign, dispose of, encumber, mortgage, hypothecate or otherwise transfer (collectively, "Transfer") any of its Shares to any person or entity.

              (b) Each holder of Voting Common Stock (as defined herein) who becomes a party hereto pursuant to Section 24 hereof hereby irrevocably and unconditionally agrees (a) to vote or to cause to be voted all shares of Voting Common Stock owned by such Seller at any annual or special meeting of shareholders of the Company where such matters arise in favor of, and, if applicable, deliver a consent in lieu of a meeting to, the approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, and (b) to vote or to cause to be voted all shares of Voting Common Stock owned by such Seller at any annual or special meeting of shareholders of the Company where such matters arise, against, and if applicable, withhold its consent in lieu of a meeting to (i) any proposal made in opposition to or in competition with the Merger or any of the other transactions contemplated by the Merger Agreement, (ii) any merger, consolidation, sale of assets, business combination, share exchange, reorganization or recapitalization of the Company or any of its subsidiaries, with or involving any party other than Buyer (iii) any liquidation or winding up of the Company (iv) any extraordinary dividend by the Company, (v) any change in the capital structure of the Company (other than as contemplated by the Recapitalization pursuant to the Merger Agreement) and (vi) any other action that may reasonably be expected to impede, interfere with, delay, postpone or attempt to discourage the Merger or the other transactions contemplated by the Merger Agreement or result in a breach of any of the covenants, representations, warranties or other obligations or agreements of the Company under the Merger Agreement which would cause the Company not to satisfy the condition set forth in Section 9(c)(i) of the Merger Agreement.

              (c) Publicity. From the date of the execution and delivery of this Agreement through the Closing, no public release or announcement concerning the transactions contemplated hereby shall be issued by Seller without the prior consent of the Buyer (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall, if practicable, allow the Buyer, as the case may be, reasonable time to comment on such release or announcement in advance of such issuance.

         7. Mutual Covenants.


              (a) Consummation of the Transactions. Subject to the terms and conditions of this Agreement, each party shall use its commercially reasonable efforts to cause the Closing to occur upon the terms and conditions hereof. The Seller shall cooperate with the Buyer, and the Buyer shall cooperate with the Seller and the Company in filing any necessary applications, reports or other documents with, giving any notices to, and seeking any consents from, all Governmental Entities and all third parties as may be required in connection with the consummation of the transactions contemplated by this Agreement.

         8. Conditions to Closing.


              (a) Each Party's Obligation. The respective obligation of each party hereto to effect the transactions contemplated hereby is subject to the satisfaction or waiver as of the Closing of the following conditions: (i) no statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order shall have been enacted, entered, promulgated, enforced or issued by any Governmental Entity that prohibits the purchase and sale of the Shares or any of the other material transactions contemplated by this Agreement and (ii) no action, claim, proceeding or investigation shall be pending or threatened by any Governmental Entity (other than a court acting in response to an action, claim or proceeding brought by a non-Governmental Entity) that, if successful, would result in any of the foregoing effects.

              (b) The Seller's Obligation. The obligation of the Seller to sell and deliver the Shares to the Buyer is subject to the satisfaction (or waiver by the Seller) as of the Closing of the following conditions:

                   (i) The representations and warranties of the Buyer made in this Agreement shall be true and correct as of the date hereof and as of the time of the Closing as though made as of such time except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), and the Buyer shall have duly performed, complied with and satisfied in all material respects all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by the Buyer by the time of Closing except where the failure of such representations and warranties to be true and correct and/or the failure to perform, comply with and satisfy such covenants, agreements and conditions would not constitute a Company Transaction Value Impairment. The Buyer shall have delivered to the Seller a certificate dated the Closing Date and signed by an officer of the Buyer confirming the foregoing.

                   (ii) The transactions contemplated by the Merger Agreement shall have been consummated immediately prior to the Closing hereunder.

              (c) The Buyer's Obligation. The obligation of the Buyer to purchase the Shares from the Seller is subject to the satisfaction (or waiver by the Buyer) as of the Closing of the following conditions:

                   (i) The representations and warranties of the Seller made in this Agreement shall be true and correct as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), and the Seller shall have duly performed, complied with and satisfied in all material respects all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by the Seller by the time of Closing except where the failure of such representations and warranties to be true and correct and/or the failure to perform, comply with and satisfy such covenants, agreements and conditions would not constitute a VANTAS Transaction Value Impairment (other than those contained in Sections 4(b) and 4(c), which shall be true and correct). Seller shall have delivered to the Buyer a certificate dated the Closing Date and signed by Seller confirming the foregoing.

                   (ii) The transactions contemplated by the Merger Agreement shall have been consummated immediately prior to the Closing hereunder.

              (d) Frustration of Closing Conditions. Neither Seller nor the Buyer may rely on the failure of any condition set forth in Section 8(a),
Section 8(b) or Section 8(c), respectively, to be satisfied if such failure was caused by such party's failure to perform its obligations hereunder or to use its commercially reasonable efforts to cause the Closing to occur as required by Section 7(a).

         9. Further Assurances. From time to time, as and when requested by another party hereto, a party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

         10. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by (i) Seller without the prior written consent of the Buyer or (ii) by the Buyer without the prior written consent of Seller; provided, however, that the Buyer may assign its right to purchase the Shares hereunder without the prior written consent of the Seller including without limitation an assignment to the HQ Surviving Corporation; provided, that such assignment shall not limit or affect Buyer's obligations hereunder; and provided, further, that any party hereto may assign its rights and obligations hereunder in connection with a merger, consolidation or other similar business combination involving such party or a sale of all or substantially all of such party's assets. Any attempted assignment in violation of this Section 10 shall be void ab initio and of no further force and effect.

         11. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such permitted successors and assigns, any legal or equitable rights hereunder.

         12. Termination. (a) Anything contained herein to the contrary notwithstanding, this Agreement shall automatically terminate upon termination of either the Merger Agreement or the UK Agreement. In addition, anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

                   (i) by mutual written consent of the Seller and the Buyer;

                   (ii) by the Seller if the Company has the right to terminate the Merger Agreement in accordance with its terms;

                   (iii) by RSI if VANTAS has the right to terminate the Merger Agreement in accordance with its terms;

                   (iv) by the Seller or Buyer (provided, however, in the case of Buyer, only if Buyer has given the Seller at least five business days' prior written notice of its intention to terminate pursuant to this Section 12(a)(iv), which notice may not be given prior to May 1, 2000), if the Closing does not occur on or prior to April 30, 2000;

                   (v) by the Seller or Buyer at any time prior to the Closing, if any Governmental Entity shall have issued a judgment, order or decree or taken any other action permanently enjoining, restraining or otherwise prohibiting the purchase of the Shares or any of the other material transactions contemplated by this Agreement, and such judgment, order or decree or other action shall have become final and nonappealable;

                   (vi) by the Buyer, to the extent that the representations made by the Seller and one or more Additional Stockholder Parties hereto, if any, contained in Sections 4(b) and 4(c) relating (i) to any Shares of Voting Common Stock or (ii) to any Shares of Non-Voting Common Stock representing in the aggregate 5% or more of the outstanding shares of Non-Voting Common Stock, are not true and correct or become untrue and correct and are incapable of being rendered true and correct.

              (b) In the event of termination of this Agreement by Seller or the Buyer pursuant to this Section 12, written notice thereof setting forth the reasons therefor shall forthwith be given to the other parties (including any Additional Stockholder Parties hereto) and the transactions contemplated by this Agreement shall be terminated, without further action by any party.

              (c) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 12, this Agreement shall become void ab initio and of no further force or effect, except for the provisions of (i) Section 6(c) relating to publicity, (ii) this
Section 12 and (iii) Section 13 relating to certain expenses. Nothing in this
Section 12 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement, the UK Agreement or the Merger Agreement.

         13. Expenses. Whether or not the transactions contemplated hereby are consummated, and except as otherwise specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

         14. Amendments. No amendment, modification or waiver in respect of this Agreement shall be effective unless it shall be in writing and signed by the party against whom such amendment, modification or waiver is asserted.

         15. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

                   (i)   if to the Seller,

                         CarrAmerica Realty Corporation
                         1850 K Street, NW
                         Washington, D.C.  20006

                         Telecopy No: 202-729-1160
                         Attention: Linda Madrid, General Counsel

                         with a copy to:

                         Hogan & Hartson, L.L.P.
                         Columbia Square
                         555 Thirteenth Street, N.W.
                         Washington, D.C.  20004-1109

                         Telecopy No:     (202) 637-5910
                         Attention:  J. Warren Gorrell, Jr.
                                     David W. Bonser; and

                  (ii)   if to the Buyer,

                         Reckson Service Industries, Inc.
                         10 East 50th Street
                         Suite 2700
                         New York, NY  10022
                         Telecopy No:  (212) 931-8001
                         Attention:  Scott H. Rechler
                                     Jason M. Barnett

                         with copies to:

                         Brown & Wood LLP
                         One World Trade Center
                         New York, NY  10048
                         Telecopy No:  (212) 839-5599
                         Attention:   Joseph W. Armbrust, Jr.
                                      J. Gerard Cummins


or such other address as any party may from time to time specify by written notice to the other parties hereto.

         16. Interpretation; Exhibits and Schedules. The headings contained in this Agreement and in any Exhibit to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Annexes annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized term used in any Exhibit or Annex but not otherwise defined therein shall have the meaning ascribed to it in this Agreement. This Agreement is gender neutral. Any word in this Agreement that refers to a particular gender shall also refer to all other genders, including masculine, feminine and neuter.

         17. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

         18. Litigation Costs. If any litigation with respect to the obligations of the parties under this Agreement results in a final nonappealable order of a court of competent jurisdiction that results in a final disposition of such litigation, the prevailing party, as determined by the court ordering such disposition, shall be entitled to reasonable attorneys' fees as shall be determined by such court. Contingent or other percentage compensation arrangements shall not be considered reasonable attorneys' fees.

         19. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. The parties hereto shall not be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.

         20. Brokers. Each party hereto hereby represents and warrants that no brokers or finders have acted for such party in connection with this Agreement except for Goldman, Sachs & Co. on behalf of CarrAmerica and Warburg Dillon Read on behalf of the Buyer.

         21. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

         22. Consent to Jurisdiction. The Buyer and the Seller agree to commence any action, suit or proceeding arising out of this Agreement or transactions contemplated hereby against the other party either in a federal court located in the State of Delaware or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in a Delaware state court. Each party to this Agreement submits and consents to personal jurisdiction in any such litigation. The Buyer and the Seller further agree that service of any process, summons, notice or document delivered by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction in this
Section 22. The Buyer and the Seller irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) any Delaware state court or (ii) any federal court located in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

         23. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

         24. Additional Signature Parties. At any time after the date hereof and prior to five (5) business days prior to the Closing, any other holder of Non-Voting Common Stock or any holder of voting common stock, par value $.01 per share (the "Voting Common Stock "), of the Company as of the date hereof shall be permitted to execute and deliver to the Buyer an Additional Party Signature Page substantially in the form of Annex B hereto (each such stockholder who executes and delivers to the Buyer such document, an "Additional Stockholder Party"), pursuant to which such Additional Stockholder Party shall be entitled, subject to the terms and conditions herein, to become a "Seller" for all purposes of this Agreement, and shall be entitled to sell to Buyer the number of shares of Non-Voting Common Stock or Voting Common Stock, as applicable, held by such Additional Stockholder Party and set forth on such Additional Party Signature Page on the same terms as set forth in this Agreement, and shall be deemed to have made the representations and warranties of Seller herein and be bound by the other agreements of Seller herein. To the extent that any Additional Stockholder Party elects to sell shares of Non-Voting Common Stock or Voting Common Stock, as applicable, the number of shares of Non-Voting Common Stock to be sold by CarrAmerica pursuant to this Agreement shall be decreased by the number of shares to be sold by such Additional Stockholder Party, it being intended that the Buyer shall be entitled to and required to purchase only the number of shares, in the aggregate including CarrAmerica and all Additional Stockholder Parties, shown as being proposed to be sold by CarrAmerica on Exhibit A as delivered on the date hereof; provided that, notwithstanding anything to the contrary contained herein, in the event any Additional Stockholder Party shall breach any representation or warranty or otherwise fail to perform any of its obligations under this Agreement, CarrAmerica shall have the right to make such representation or warranty and otherwise perform such obligations on behalf of such Additional Stockholder Party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.



                                         CARRAMERICA REALTY CORPORATION


                                         By:  /s/ Karen Dorigan
                                              _________________________________
                                              Name:   Karen Dorigan
                                              Title:  Managing Director



                                         RECKSON SERVICE INDUSTRIES, INC.


                                         By: /s/ Jason Barnett
                                             ____________________________
                                               Name:   Jason Barnett
                                               Title:  E.V.P.

                                   Exhibit A

                             Number of Shares Sold
                             ---------------------

CarrAmerica Realty Corporation              4,226,116 shares of non-voting
                                            common stock

                                    Annex A

The total Consideration payable to the Seller and any additional stockholder who becomes a party hereto pursuant to Section 24 shall be increased by the product of (x) ___% and (y) the sum of (i) all severance payments paid or payable by VANTAS to employees pursuant to written employment agreements in effect on the date hereof, and (ii) the total amount of cash paid pursuant to
Section 1(i)(i) of the Merger Agreement, and shall be decreased by the product of (w)___% and (z) the sum of (i) all severance payments paid or payable by the Company to employees pursuant to written employment agreements in effect on the date hereof and (ii) the total amount of cash paid or payable to the holders of Company stock options and/or warrants who have become entitled to such payments as a result of the execution of the Merger Agreement or the consummation of the Merger to such payments (the net effect of such increase and decrease is referred to herein as the "Net Adjustment"). In the event additional stockholders of the Company become parties to this Agreement pursuant to Section 24, the Net Adjustment shall be allocated among the Seller and all such additional stockholders pro rata in the same proportion that the total Consideration to be paid to Seller and each such stockholder bears to the aggregate amount payable under this Agreement before giving effect to this Annex A.

                                    Annex B

         The undersigned, desiring to sell _____ shares of its [Voting Common Stock/Non-Voting Common Stock] to Reckson Service Industries, Inc., a Delaware corporation ("RSI"), pursuant to the terms and conditions of that certain Stock Purchase Agreement (the "Stock Purchase Agreement"; capitalized terms not defined herein having the meanings ascribed therein), dated as of January __, 2000, by and between RSI and CarrAmerica, hereby agrees, pursuant to
Section 24 of the Stock Purchase Agreement, to (i) become a party to the Stock Purchase Agreement, and to be bound to all of the terms and conditions thereof as a Seller, including without limitation the representations, warranties and agreements therein and (ii) pay its pro rata share of expenses incurred by the Company [and CarrAmerica on behalf of the Company] in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement. Notwithstanding anything to the contrary contained in the Stock Purchase Agreement, in the event the undersigned shall breach any representation or warranty or otherwise fail to perform one of its obligations under the Stock Purchase Agreement, CarrAmerica shall have the right to make such representation or warranty and otherwise perform such obligations on behalf of the undersigned. The undersigned agrees that this signature page may be attached to any counterpart of said Stock Purchase Agreement.





                                 ------------------------------------


                                 By: _________________________________
                                      Name:
                                      Title:



As of _____________, 2000